UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2010
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33554 (Commission File Number)	76-0168604 (I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2010, the Compensation Committee of the Board of Directors of PROS Holdings, Inc. (“the Company”) approved the grant of 180,000 stock appreciation rights and 50,000 restricted stock units to Andres Reiner, President and Chief Executive Officer and 46,000 stock appreciation rights and 13,000 restricted stock units to Charles H. Murphy, Executive Vice-President and Chief Financial Officer. Each grant of stock appreciation rights and restricted stock units was made pursuant to the 2007 equity incentive plan. The initial 25% of the stock appreciation rights vest on the first anniversary of the grant and monthly thereafter over the next three years. The stock appreciation rights will be settled in stock at the time of exercise. The restricted stock units vest annually, in equal installments, over a four year period with the initial 25% vesting on the first anniversary of the grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: December 16, 2010	/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President (Principal Accounting Officer)